CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS RECORD QUARTERLY
NET INCOME OF $4.0 MILLION; EPS UP 47% AND LOANS GROW 9%

July 22, 2013 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported record quarterly net income of $4.0 million, or $0.28 per common share, for the quarter ended June 30, 2013, compared to net income of $2.8 million, or $0.19 per common share for the second quarter of 2012. The Company also reported net loan growth of $139.2 million, or 9%, and an increase in total deposits of $82.9 million, or 4%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Six Months Ended
			%			%
	06/30/13	06/30/12	Increase	06/30/13	06/30/12	Increase
Total assets	$2,658.4	$2,449.8	9%

Total deposits	2,168.8	2,085.9	4%

Total loans (net)	1,605.8	1,466.6	9%

Total revenues	$29.9	$29.4	2%	$59.6	$58.5	2%

Net income	4.0	2.8	47%	7.7	5.4	41%

Diluted net income per common share	$0.28	$0.19	47%	$0.54	$0.38	42%

“Our momentum continues to grow and our record quarterly net income of $4.0 million reflects the progress we are making with increasing revenues and remaining disciplined with our expense management. We are very proud of our 9% growth in net loans in this current economic environment,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer.

Highlights for the Second Quarter Ended June 30, 2013

•
The Company recorded net income of $4.0 million, or $0.28 per common share, for the second quarter of 2013 compared to net income of $2.8 million, or $0.19 per common share, for the same period one year ago. Net income for the first six months of 2013 totaled $7.7 million, or $0.54 per common share, up $2.2 million, or 41%, over $5.4 million, or $0.38 per common share recorded for the first half of 2012.

•
Total revenues for the second quarter of 2013 were $29.9 million, up $503,000, or 2%, over total revenues of $29.4 million for the same quarter one year ago and were up $223,000, or 1%, over total revenues of $29.7 million for the previous quarter. Total revenues for the first half of 2013 increased $1.2 million, or 2%, over the first half of 2012.

•
Noninterest expenses were flat versus the previous quarter and down $314,000, or 1%, from the same quarter one year ago. Total noninterest expenses for the first six months of 2013 were down $916,000, or 2%, compared to the first half of 2012.

•
The Company's net interest margin on a fully-taxable basis for the second quarter of 2013 was 3.62%, compared to 3.67% recorded in the first quarter of 2013 and compared to 3.86% for the second quarter of 2012. The Company's deposit cost of funds for the second quarter was 0.29%, down from 0.31% for the previous quarter and compared to 0.39% for the same period one year ago.

•	Total deposits for the second quarter of 2013 increased to $2.17 billion, up $82.9 million, or 4%, over the second quarter one year ago.

•	Core deposits (all deposits excluding public fund time and brokered deposits) grew $76.3 million, or 4%, over the past twelve months as well.

•	Net loans grew $59.0 million, or 4%, on a linked quarter basis to $1.61 billion and were up $139.2 million, or 9%, over the second quarter 2012.

•	Our allowance for loan losses totaled $28.0 million, or 1.72%, of total loans at June 30, 2013 as compared to $26.2 million, or 1.75%, of total loans at June 30, 2012.

•	Nonperforming assets were 1.81% of total assets at June 30, 2013 compared to 1.62% of total assets one year ago.

•	Metro's capital levels remain strong with a total risk-based capital ratio of 14.89%, a Tier 1 Leverage ratio of 9.37% and a tangible common equity to tangible assets ratio of 8.56%.

•
Stockholders' equity totaled $228.5 million, or 8.59% of total assets, at the end of the second quarter. At June 30, 2013, the Company's book value per share was $16.09. The market price of Metro's common stock has increased by 67% from $12.03 per share at June 30, 2012 to $20.03 per share at June 30, 2013.

Income Statement

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands, except per share data)	2013	2012	% Change	2013	2012	% Change
Total revenues	$29,933	$29,430	2%	$59,643	$58,487	2%
Provision for loan losses	1,800	2,950	(39)	4,100	5,450	(25)
Total noninterest expenses	22,360	22,674	(1)	44,689	45,605	(2)
Net income	4,048	2,762	47	7,693	5,446	41
Diluted net income per share	$0.28	$0.19	47%	$0.54	$0.38	42%

Metro recorded net income of $4.0 million, or $0.28 per common share, for the second quarter of 2013 compared to net income of $2.8 million, or $0.19 per common share, for the second quarter of 2012. On a linked quarter basis, net income increased $403,000, or 11%.

Net income for the first six months of 2013 was $7.7 million compared to $5.4 million recorded in the first six months of 2012, up 41%. Earnings per common share for the first half of 2013 were $0.54 compared to $0.38 for the same period last year, a 42% increase.

Total revenues (net interest income plus noninterest income) for the second quarter of 2013 were $29.9 million, up $503,000, or 2%, over the second quarter of 2012. Total revenues for the first six months of 2013 were $59.6 million, up $1.2 million, or 2%, over the first half of 2012.

Noninterest expenses for the quarter totaled $22.4 million, down $314,000, or 1%, compared to the same period in 2012 and were consistent on a linked quarter basis. Total noninterest expenses for the first half of 2013 were $44.7 million, down $916,000, or 2%, from the same period last year.

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2013 totaled $22.6 million, up $629,000, or 3%, over the $22.0 million recorded in the second quarter of 2012. For the first six months of 2013, net interest income totaled $44.9 million versus $43.6 million for the same period in 2012, also a 3% increase.

Average interest earning assets for the second quarter of 2013 totaled $2.55 billion versus $2.50 billion for the previous quarter and were up $232.5 million, or 10%, over the second quarter of 2012. Average interest bearing deposits totaled $1.65 billion for the second quarter of 2013, up $26.2 million, or 2%, over the same period of 2012 and average noninterest bearing deposits for the quarter were $440.6 million, up $19.8 million, or 5%, over the second quarter last year. Total interest expense for the quarter was down $642,000, or 24%, from the second quarter of 2012 as a result of a 15 basis points (bps) reduction in the Company's overall total cost of all funds over the past twelve months.

Average interest earning assets for the first six months of 2013 totaled $2.52 billion versus $2.28 billion for the first six months of 2012, an 11% increase. Total interest expense for the first six months was down $1.2 million, or 23%, from the first six months of 2012.

The net interest margin for the second quarter of 2013 was 3.52%, down 6 bps from the 3.58% recorded for the previous quarter and down 25 bps from the second quarter one year ago. The net interest margin on a fully-taxable basis for the second quarter of 2013 was 3.62%, down 5 bps from the previous quarter and down 24 bps compared to 3.86% for the second quarter of 2012.

The net interest margin for the first six months of 2013 was 3.55%, down 25 bps from the 3.80% recorded for the from the first six months of 2012. On a fully-taxable basis, the net interest margin for the first six months of 2013 was 3.64%, down 24 bps compared to 3.88% for the first six months of 2012.

The Bank's deposit cost of funds for the second quarter of 2013 was 0.29%, down from 0.31% the previous quarter, and down 10 bps from 0.39% recorded in the second quarter one year ago.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for the second quarter of 2013 over the same period of 2012 was primarily due to an increase in the level of interest earning assets. Lower yields on interest earning assets were partially offset by a reduction in the Company's cost of funds.

(dollars in thousands)	Tax Equivalent Net Interest Income
2013 vs. 2012	Volume Change	Rate Change	Total Increase	% Increase
2nd Quarter	$1,997	$(1,290)	$707	3%
Six Months	$4,292	$(2,727)	$1,565	4%

Noninterest Income

Noninterest income for the second quarter of 2013 totaled $7.3 million, down $126,000, or 2%, compared to the second quarter one year ago. Service charges and fees for the second quarter were relatively the same as the second quarter last year while gains on the sale of loans totaled $250,000 for the second quarter of 2013 versus $372,000 for the same period in 2012.

Noninterest income for the first six months of 2013 decreased by $192,000, or 1%, compared to the first half of 2012. Service charges and fees were up 1% for the first half of 2013 compared to 2012 and gains on the sale of loans were $663,000 during the first six months of 2013 compared to $601,000 in the same period of 2012. Net gains on sales of securities during the first six months of 2013 were $21,000 compared to net gains of $996,000 in the first six months of 2012. During the first half of 2013 there were no OTTI losses compared to $649,000 in OTTI charges on private-label CMOs in the Bank's investment portfolio for the first six months of 2012.

The breakdown of noninterest income for the second quarter and for the first six months of 2013 and 2012, respectively, is shown in the table below:

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Service charges, fees and other income	$7,093	$7,076	—%	$14,025	$13,953	1%
Gains on sales of loans	250	372	(33)	663	601	10
Net gains (losses) on sales/calls of securities	(9)	12	(175)	21	996	(98)
Credit impairment losses on investment securities	—	—	—	—	(649)	—
Total noninterest income	$7,334	$7,460	(2)%	$14,709	$14,901	(1)%

Noninterest Expenses

The Company continues to be diligent with its expense control. Noninterest expenses for the second quarter of 2013 were $22.4 million, down $314,000, or 1%, compared to $22.7 million recorded in the second quarter one year ago. For the first six months of 2013, noninterest expenses totaled $44.7 million, down $916,000, or 2%, from $45.6 million recorded for the first half of 2012.

The breakdown of noninterest expenses for the second quarter and for the first six months of 2013 and 2012, respectively, are shown in the table below:

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Salaries and employee benefits	$10,391	$10,166	2%	$21,216	$20,704	2%
Occupancy and equipment	3,335	3,288	1	6,545	6,637	(1)
Advertising and marketing	448	381	18	817	801	2
Data processing	3,276	3,281	—	6,482	6,663	(3)
Regulatory assessments and related costs	551	849	(35)	1,085	1,675	(35)
Foreclosed real estate	71	781	(91)	215	1,144	(81)
Other expenses	4,288	3,928	9	8,329	7,981	4
Total noninterest expenses	$22,360	$22,674	(1)%	$44,689	$45,605	(2)%

Balance Sheet

	As of June 30,
(dollars in thousands)	2013	2012	% Increase
Total assets	$2,658,405	$2,449,801	9%

Total loans (net)	1,605,828	1,466,597	9%

Total deposits	2,168,759	2,085,915	4%

Total core deposits	2,102,450	2,026,177	4%

Total stockholders' equity	228,468	228,101	—%

Deposits

The Company's deposit balances at June 30, 2013 were $2.17 billion, an $82.9 million, or 4%, increase over total deposits of $2.09 billion one year ago. Core deposits also increased 4% over the past twelve months by $76.3 million to $2.10 billion.    Change in core deposits by type of account is as follows:

	As of June 30,
(dollars in thousands)	2013	2012	% Change	2nd Quarter 2013 Cost of Funds
Demand noninterest-bearing	$463,805	$438,947	6%	0.00%
Demand interest-bearing	1,009,321	1,003,663	1	0.28
Savings	503,110	424,244	19	0.32
Subtotal	1,976,236	1,866,854	6	0.22
Time	126,214	159,323	(21)	1.22
Total core deposits	$2,102,450	$2,026,177	4%	0.29%

Total core demand noninterest-bearing deposits increased by $24.9 million, or 6%, over the past twelve months to $463.8 million while core interest-bearing demand deposits grew by $5.7 million, or 1%. Likewise, core saving deposits increased by $78.9 million, or 19%, over the same period. Total core deposits (excluding time deposits) grew $109.4 million, or 6%, over the past twelve months. The cost of core deposits, excluding time deposits, during the second quarter of 2013 was 0.22% compared to 0.24% for the previous quarter and down 8 bps from the second quarter one year ago. The cost of total core deposits for the second quarter of 2013 was 0.29%, down 2 bps on a linked quarter basis and down 10 bps from the same period in 2012.

Change in core deposits by type of customer is as follows:

	June 30,	% of	June 30,	% of	%
(dollars in thousands)	2013	Total	2012	Total	Increase
Consumer	$971,156	46%	$965,134	48%	1%
Commercial	664,851	32	664,926	33	—
Government	466,443	22	396,117	19	18
Total	$2,102,450	100%	$2,026,177	100%	4%

Lending

Gross loans totaled $1.63 billion at June 30, 2013, an increase of $141.1 million, or 9%, compared to June 30, 2012. The Company experienced loan growth in almost every category over the past twelve months. The composition of the Company's loan portfolio at June 30, 2013 and June 30, 2012 was as follows:

(dollars in thousands)	June 30, 2013	% of Total	June 30, 2012	% of Total	$ Change	% Change
Commercial and industrial	$415,740	25%	$356,743	24%	$58,997	17%
Commercial tax-exempt	82,455	5	84,616	6	(2,161)	(3)
Owner occupied real estate	288,702	18	274,504	18	14,198	5
Commercial construction and land development	105,596	6	108,019	7	(2,423)	(2)
Commercial real estate	433,628	27	377,248	25	56,380	15
Residential	90,590	6	84,380	6	6,210	7
Consumer	217,155	13	207,245	14	9,910	5
Gross loans	$1,633,866	100%	$1,492,755	100%	$141,111	9%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Nonperforming assets/total assets	1.81%	1.67%	1.62%
Net loan charge-offs (annualized)/average total loans	0.31%	0.03%	0.15%
Loan loss allowance/total loans	1.72%	1.74%	1.75%
Nonperforming loan coverage	64%	67%	73%
Nonperforming assets/capital and reserves	19%	17%	16%

Nonperforming assets increased during the second quarter by $4.4 million, to $48.1 million, or 1.81%, of total assets at June 30, 2013, from $43.7 million, or 1.67%, of total assets at March 31, 2013, and were up $8.5 million from $39.6 million, or 1.62%, of total assets one year ago. During the second quarter of 2013, nonperforming loans increased by $2.5 million and the balance of foreclosed assets increased by $1.9 million. In both cases, the increase was primarily related to one relationship in each of these two categories.

The Company recorded a provision for loan losses of $1.8 million for the second quarter of 2013 as compared to $2.3 million for the previous quarter and to $3.0 million recorded in the second quarter of 2012. The allowance for loan losses totaled $28.0 million as of June 30, 2013 as compared to $27.5 million at March 31, 2013 and to $26.2 million at June 30, 2012. The allowance represented 1.72% of gross loans outstanding at June 30, 2013, compared to 1.74% at March 31, 2013 and 1.75% at June 30, 2012.

Total net charge-offs for the second quarter of 2013 were $1.2 million, versus $110,000 for the previous quarter and compared to $551,000 for the second quarter of 2012.

Investments

At June 30, 2013, the Company's investment portfolio totaled $863.5 million, down $31.9 million, or 4%, on a linked quarter basis but up $67.2 million, or 8%, compared to June 30, 2012. Detailed below is information regarding the composition and characteristics of the portfolio at June 30, 2013:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$31,003	$149,089	$180,092
Mortgage-backed securities:
Federal government agencies pass through certificates	67,105	18,024	85,129
Agency collateralized mortgage obligations	520,829	43,703	564,532
Corporate debt securities	—	5,000	5,000
Municipal securities	25,731	2,978	28,709
Total	$644,668	$218,794	$863,462
Duration (in years)	4.8	7.4	5.5
Average life (in years)	5.4	8.8	6.2
Quarterly average yield (annualized)	2.19%	2.67%	2.30%

At June 30, 2013, after-tax unrealized losses on the Bank's available for sale portfolio were $8.0 million, as compared to after-tax unrealized gains of $6.0 million at June 30, 2012. This change was a direct result of the steep decline in market interest rates for fixed-rate investments which occurred during the latter part of the second quarter of 2013.

Capital

Stockholders' equity at June 30, 2013 totaled $228.5 million, an increase of $367,000 over stockholders' equity of $228.1 million at June 30, 2012. Return on average stockholders' equity (ROE) for the second quarters of 2013 and 2012, was 6.90% and 4.88%, respectively.

The Company's capital ratios at June 30, 2013 and 2012 were as follows:

	6/30/2013	6/30/2012	Regulatory Guidelines “Well Capitalized”
Leverage ratio	9.37%	10.02%	5.00%
Tier 1	13.63	14.34	6.00
Total capital	14.89	15.59	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At June 30, 2013, the Company's book value per common share was $16.09 compared to $16.07 one year ago.

The market price of Metro's common stock increased by 67% from $12.03 per common share at June 30, 2012 to $20.03 per common share at June 30, 2013.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	the effects of ongoing short- and long-term federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the effects of the failure of the federal government to reach a deal to raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	possible impacts of the capital and liquidity requirements proposed by the Basel III standards and other regulatory pronouncements;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses (allowance or ALL);

•	the impact of changes in Regulation Z and other consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	interruption or breach in security of our information systems resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
(in thousands, except per share amounts)	2013	2013	Change	2012	Change	2013	2012	Change
Income Statement Data:
Net interest income	$22,599	$22,335	1%	$21,970	3%	$44,934	$43,586	3%
Provision for loan losses	1,800	2,300	(22)	2,950	(39)	4,100	5,450	(25)
Noninterest income	7,334	7,375	(1)	7,460	(2)	14,709	14,901	(1)
Total revenues	29,933	29,710	1	29,430	2	59,643	58,487	2
Noninterest expenses	22,360	22,329	—	22,674	(1)	44,689	45,605	(2)
Net income	4,048	3,645	11	2,762	47	7,693	5,446	41
Per Common Share Data:
Net income per common share:
Basic	$0.28	$0.26	8%	$0.19	47%	$0.54	$0.38	42%
Diluted	0.28	0.26	8	0.19	47	0.54	0.38	42

Book Value	$16.09	$16.66		$16.07		$16.09	$16.07	—

Weighted average common shares outstanding:
Basic	14,137	14,132		14,128		14,134	14,127
Diluted	14,243	14,157		14,128		14,201	14,127
Balance Sheet Data:
Total assets	$2,658,405	$2,614,559	2%			$2,658,405	$2,449,801	9%
Loans (net)	1,605,828	1,546,866	4			1,605,828	1,466,597	9
Allowance for loan losses	28,038	27,472	2			28,038	26,158	7
Investment securities	863,462	895,333	(4)			863,462	796,268	8
Total deposits	2,168,759	2,196,831	(1)			2,168,759	2,085,915	4
Core deposits	2,102,450	2,143,424	(2)			2,102,450	2,026,177	4
Stockholders' equity	228,468	236,523	(3)			228,468	228,101	—
Capital:
Total stockholders' equity to assets		9.05%				8.59%	9.31%
Leverage ratio		9.40				9.37	10.02
Risk based capital ratios:
Tier 1		13.94				13.63	14.34
Total Capital		15.19				14.89	15.59
Performance Ratios:
Deposit cost of funds	0.29%	0.31%		0.39%		0.30%	0.41%
Cost of funds	0.33	0.36		0.48		0.34	0.49
Net interest margin	3.52	3.58		3.77		3.55	3.80
Return on average assets	0.60	0.56		0.45		0.58	0.45
Return on average stockholders' equity	6.90	6.28		4.88		6.59	4.85
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.31%	0.03%		0.15%		0.17%	0.13%
Nonperforming assets to total period-end assets	1.81	1.67				1.81	1.62
Allowance for loan losses to total period-end loans	1.72	1.74				1.72	1.75
Allowance for loan losses to period-end nonperforming loans	64	67				64	73
Nonperforming assets to capital and allowance	19	17				19	16

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30,	December 31,
	2013	2012
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$48,011	$56,582
Securities, available for sale at fair value	644,668	675,109
Securities, held to maturity at cost (fair value 2013: $210,755; 2012: $273,671 )	218,794	269,783
Loans, held for sale	7,160	15,183
Loans receivable, net of allowance for loan losses (allowance 2013: $28,038; 2012: $25,282)	1,605,828	1,503,515
Restricted investments in bank stock	23,819	15,450
Premises and equipment, net	77,788	78,788
Other assets	32,337	20,465
Total assets	$2,658,405	$2,634,875

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$463,805	$455,000
Interest-bearing	1,704,954	1,776,291
Total deposits	2,168,759	2,231,291
Short-term borrowings	230,025	113,225
Long-term debt	15,800	40,800
Other liabilities	15,353	14,172
Total liabilities	2,429,937	2,399,488
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2013: 14,138,800; 2012: 14,131,263)	14,139	14,131
Surplus	157,918	157,305
Retained earnings	63,964	56,311
Accumulated other comprehensive income (loss)	(7,953)	7,240
Total stockholders' equity	228,468	235,387
Total liabilities and stockholders' equity	$2,658,405	$2,634,875

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2013	2012	2013	2012
Interest Income
Loans receivable, including fees:
Taxable	$18,516	$18,075	$36,487	$35,835
Tax-exempt	905	897	1,836	1,764
Securities:
Taxable	5,007	5,567	10,366	11,238
Tax-exempt	184	86	368	119
Federal funds sold	—	—	—	1
Total interest income	24,612	24,625	49,057	48,957
Interest Expense
Deposits	1,525	2,000	3,144	4,082
Short-term borrowings	181	74	312	127
Long-term debt	307	581	667	1,162
Total interest expense	2,013	2,655	4,123	5,371
Net interest income	22,599	21,970	44,934	43,586
Provision for loan losses	1,800	2,950	4,100	5,450
Net interest income after provision for loan losses	20,799	19,020	40,834	38,136
Noninterest Income
Service charges, fees and other operating income	7,093	7,076	14,025	13,953
Gains on sales of loans	250	372	663	601
Total fees and other income	7,343	7,448	14,688	14,554
Net impairment loss on investment securities	—	—	—	(649)
Net gains (losses) on sales/calls of securities	(9)	12	21	996
Total noninterest income	7,334	7,460	14,709	14,901
Noninterest Expenses
Salaries and employee benefits	10,391	10,166	21,216	20,704
Occupancy and equipment	3,335	3,288	6,545	6,637
Advertising and marketing	448	381	817	801
Data processing	3,276	3,281	6,482	6,663
Regulatory assessments and related costs	551	849	1,085	1,675
Foreclosed real estate	71	781	215	1,144
Other	4,288	3,928	8,329	7,981
Total noninterest expenses	22,360	22,674	44,689	45,605
Income before taxes	5,773	3,806	10,854	7,432
Provision for federal income taxes	1,725	1,044	3,161	1,986
Net income	$4,048	$2,762	$7,693	$5,446
Net Income per Common Share
Basic	$0.28	$0.19	$0.54	$0.38
Diluted	0.28	0.19	0.54	0.38
Average Common and Common Equivalent Shares Outstanding
Basic	14,137	14,128	14,134	14,127
Diluted	14,243	14,128	14,201	14,127

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,									Year-to-date,

	June 30, 2013			March 31, 2013			June 30, 2012			June 30, 2013			June 30, 2012
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$889,510	$5,007	2.25%	$917,165	$5,359	2.34%	$809,219	$5,567	2.75%	$903,261	$10,366	2.30%	$798,741	$11,238	2.81%
Tax-exempt	29,871	284	3.80	29,869	283	3.80	13,696	131	3.80	29,870	567	3.80	9,085	180	3.96
Total securities	919,381	5,291	2.30	947,034	5,642	2.38	822,915	5,698	2.77	933,131	10,933	2.34	807,826	11,418	2.83
Federal funds sold	—	—	—	—	—	—	—	—	—	—	—	—	5,421	1	0.05
Total loans receivable	1,628,073	19,908	4.85	1,553,914	19,403	5.01	1,492,052	19,436	5.17	1,591,199	39,311	4.93	1,466,762	38,508	5.21
Total earning assets	$2,547,454	$25,199	3.93%	$2,500,948	$25,045	4.01%	$2,314,967	$25,134	4.32%	$2,524,330	$50,244	3.97%	$2,280,009	$49,927	4.35%
Sources of Funds
Interest-bearing deposits:
Regular savings	$424,474	$335	0.32%	$414,297	$326	0.32%	$398,407	$371	0.37%	$419,414	$661	0.32%	$388,317	$722	0.37%
Interest checking and money market	1,039,872	733	0.28	1,077,739	802	0.30	1,015,165	984	0.39	1,058,702	1,535	0.29	1,013,717	2,015	0.40
Time deposits	130,015	397	1.22	138,630	447	1.31	162,437	588	1.46	134,298	844	1.27	166,004	1,229	1.49
Public and other noncore deposits	59,894	60	0.40	54,926	44	0.32	52,089	57	0.44	57,423	104	0.37	50,489	116	0.46
Total interest-bearing deposits	1,654,255	1,525	0.37	1,685,592	1,619	0.39	1,628,098	2,000	0.49	1,669,837	3,144	0.38	1,618,527	4,082	0.51
Short-term borrowings	325,044	181	0.22	228,911	131	0.23	116,620	74	0.25	277,243	312	0.22	108,183	127	0.23
Long-term debt	15,800	307	7.77	36,911	360	3.90	49,200	581	4.72	26,297	667	5.07	49,200	1,162	4.72
Total interest-bearing liabilities	1,995,099	2,013	0.40	1,951,414	2,110	0.44	1,793,918	2,655	0.59	1,973,377	4,123	0.42	1,775,910	5,371	0.61
Demand deposits (noninterest-bearing)	440,573			433,085			420,807			436,850			407,283
Sources to fund earning assets	2,435,672	2,013	0.33	2,384,499	2,110	0.36	2,214,725	2,655	0.48	2,410,227	4,123	0.34	2,183,193	5,371	0.49
Noninterest-bearing funds (net)	111,782			116,449			100,242			114,103			96,816
Total sources to fund earning assets	$2,547,454	$2,013	0.32%	$2,500,948	$2,110	0.34%	$2,314,967	$2,655	0.46%	$2,524,330	$4,123	0.33%	$2,280,009	$5,371	0.47%

Net interest income and margin on a tax- equivalent basis		$23,186	3.62%		$22,935	3.67%		$22,479	3.86%		$46,121	3.64%		$44,556	3.88%
Tax-exempt adjustment		587			600			509			1,187			970
Net interest income and margin		$22,599	3.52%		$22,335	3.58%		$21,970	3.77%		$44,934	3.55%		$43,586	3.80%

Other Balances:
Cash and due from banks	$50,801			$42,817			$42,507			$46,831			$42,696
Other assets	90,398			91,967			98,686			91,178			100,641
Total assets	2,688,653			2,635,732			2,456,160			2,662,339			2,423,346
Other liabilities	17,725			15,790			13,754			16,763			14,522
Stockholders' equity	235,256			235,443			227,681			235,349			225,631

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three Months Ended		Year Ended	Six Months Ended
	June 30,		December 31,	June 30,
(dollars in thousands)	2013	2012	2012	2013	2012

Balance at beginning of period	$27,472	$23,759	$21,620	$25,282	$21,620
Provisions charged to operating expenses	1,800	2,950	10,100	4,100	5,450
	29,272	26,709	31,720	29,382	27,070
Recoveries of loans previously charged-off:
Commercial and industrial	194	180	227	331	201
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	—	4	7	3	7
Commercial construction and land development	12	15	517	498	450
Commercial real estate	—	27	97	—	30
Residential	—	—	4	3	1
Consumer	22	21	67	58	45
Total recoveries	228	247	919	893	734
Loans charged-off:
Commercial and industrial	(1,228)	(337)	(2,302)	(1,264)	(460)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	(52)	(49)	(772)	(235)	(92)
Commercial construction and land development	(8)	(210)	(1,378)	(25)	(598)
Commercial real estate	(141)	(106)	(1,853)	(223)	(272)
Residential	(14)	(10)	(308)	(130)	(65)
Consumer	(19)	(86)	(744)	(360)	(159)
Total charged-off	(1,462)	(798)	(7,357)	(2,237)	(1,646)
Net charge-offs	(1,234)	(551)	(6,438)	(1,344)	(912)
Balance at end of period	$28,038	$26,158	$25,282	$28,038	$26,158
Net charge-offs (annualized) as a percentage of average loans outstanding	0.31%	0.15%	0.44%	0.17%	0.13%
Allowance for loan losses as a percentage of period-end loans	1.72%	1.75%	1.65%	1.72%	1.75%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of June 30, 2013 and for the preceding four quarters (dollar amounts in thousands).

	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$12,053	$12,451	$11,289	$17,133	$16,631
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	4,999	3,428	3,119	3,230	3,275
Commercial construction and land development	12,027	12,024	6,300	6,826	4,002
Commercial real estate	3,893	5,575	5,659	4,571	6,174
Residential	7,133	3,295	3,203	3,149	3,233
Consumer	3,422	2,517	2,846	2,304	2,123
Total nonaccrual loans	43,527	39,290	32,416	37,213	35,438
Loans past due 90 days or more and still accruing	—	1,726	220	704	154
Total nonperforming loans	43,527	41,016	32,636	37,917	35,592
Foreclosed assets	4,611	2,675	2,467	4,391	4,032
Total nonperforming assets	$48,138	$43,691	$35,103	$42,308	$39,624

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs	$18,817	$18,927	$13,247	$14,283	$7,924
Accruing TDRs	14,888	14,308	19,559	20,424	17,818
Total TDRs	$33,705	$33,235	$32,806	$34,707	$25,742

Nonperforming loans to total loans	2.66%	2.61%	2.13%	2.52%	2.38%

Nonperforming assets to total assets	1.81%	1.67%	1.33%	1.67%	1.62%

Nonperforming loan coverage	64%	67%	77%	68%	73%

Allowance for loan losses as a percentage of total period-end loans	1.72%	1.74%	1.65%	1.70%	1.75%

Nonperforming assets / capital plus allowance for loan losses	19%	17%	13%	16%	16%